                                                                    Exhibit 99.1

                         Form 4 Joint Filer Information

Name:                                  FPA  Hawkeye-7  Fund,  a series  of FPA
                                       Hawkeye Fund, LLC

Address:                               11601 Wilshire Blvd.
                                       Suite 1200
                                       Los Angeles, CA 90025

Date of Event Requiring Statement:     11/17/16

Name:                                  FPA Hawkeye  Fund, a series of FPA
                                       Hawkeye Fund, LLC

Address:                               11601 Wilshire Blvd.
                                       Suite 1200
                                       Los Angeles, CA 90025

Date of Event Requiring Statement:     11/17/16

Name:                                  J. Richard Atwood

Address:                               11601 Wilshire Blvd.
                                       Suite 1200
                                       Los Angeles, CA 90025

Date of Event Requiring Statement:     11/17/16

Name:                                  Steven T. Romick

Address:                               11601 Wilshire Blvd.
                                       Suite 1200
                                       Los Angeles, CA 90025

Date of Event Requiring Statement:     11/17/16

Name:                                  Brian A. Selmo

Address:                               11601 Wilshire Blvd.
                                       Suite 1200
                                       Los Angeles, CA 90025

Date of Event Requiring Statement:     11/17/16

Name:                                  Mark Landecker

Address:                               11601 Wilshire Blvd.
                                       Suite 1200
                                       Los Angeles, CA 90025

Date of Event Requiring Statement:     11/17/16